Exhibit 3.9

CERTIFICATE
OF
LIMITED PARTNERSHIP

1.	Name of Partnership:	Armstrong McCall, L.P.
2.	Address of Principal Office:	5010 Burleson Road Austin, Texas 78744
3.	Address of Registered Office:	5010 Burleson Road Austin, Texas 78744
4.	Name and Address of Registered Agent:	John McCall 5010 Burleson Road Austin, Texas 78744
5.	General Partner:
	Name:	Armstrong McCall Management, L.C.
	Mailing Address and Street Address of Business:	5010 Burleson Road Austin, Texas 78744

        EXECUTED, this 22nd day of December, 1995.

GENERAL PARTNER:
Armstrong McCall Management, L.C.
By: /s/John McCall Name: John McCall Title: Manager

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

1.	The name of the limited partnership is Armstrong McCall, L.P.
2.	The certificate of limited partnership is amended as follows:
	2.	Address of Principal Office:	6505 Burleson Road Austin, Texas 78760-7068
	3.	Address of Registered Office:	350 N. St. Paul Street Dallas Texas 75201
	4.	Name and Address of Registered Agent:	CT Corporation System 350 N. St. Paul Street Dallas Texas 75201

Dated: September 10, 2002

GENERAL PARTNER:
ARMSTRONG MCCALL MANAGEMENT, L.C.
By: /s/ Russell S. Walker Russell S. Walker, President